SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14 (a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party Other than the Registrant [ ]
Check the appropriate box:

[ ]   Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e) (2))
[X]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        ADVANCED TECHNICAL PRODUCTS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6 (i) (1) and 0-11.

      (1) Title of each class of securities to which transaction applies:

       -----------------------------------------------------------------------
      (2) Aggregate number of securities to which transaction applies:

      -----------------------------------------------------------------------
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      -----------------------------------------------------------------------
      (4) Proposed maximum aggregate value of transaction:

      -----------------------------------------------------------------------
      (5) Total fee paid:

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[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)    Amount Previously Paid:

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         (2)    Form, Schedule or Registration Statement No.:

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         (3)    Filing Party:

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         (4)    Date Filed:

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
                                April 28, 1998


Dear Stockholder:

      You are cordially invited to attend the 1998 Annual Meeting of Stockholders (the "Annual Meeting") of Advanced Technical Products, Inc. (the "Company"), which will be held on Thursday, May 14, 1998, beginning at 2:00 p.m. local time, at the Swissotel located at 3391 Peachtree Road, Atlanta, Georgia 30326.

      The official notice of meeting, proxy statement, form of proxy and 1997 annual report to stockholders are included with this letter. The matters listed on the notice of meeting are described in detail in the proxy statement.

      Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted. Accordingly, after reading the enclosed Notice of Annual Meeting and Proxy Statement, you are urged to sign and date the enclosed proxy and return it in the enclosed addressed and stamped envelope at your earliest convenience.

                                                Very truly yours,


                                                /s/ JAMES S. CARTER

                                                James S. Carter
                                                CHAIRMAN OF THE BOARD


Atlanta, Georgia
April 28, 1998

                       ADVANCED TECHNICAL PRODUCTS, INC.
                        3353 PEACHTREE ROAD, SUITE 920
                            ATLANTA, GEORGIA 30326
                         ----------------------------

                                   NOTICE OF
                      1998 ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 14, 1998
                         ----------------------------

      The 1998 Annual Meeting of Stockholders (the "Annual Meeting") of Advanced Technical Products, Inc., a Delaware corporation (hereinafter the "Company"), will be held at the Swissotel, 3391 Peachtree Road, Atlanta, Georgia 30326, on Thursday, May 14, 1998, at 2:00 p.m. local time to consider and act upon the following matters:

      1. The election of three Class I directors to serve until the Annual Meeting of Stockholders to be held in 2001; and

      2. The transaction of such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

      Only holders of record of the common stock of the Company at the close of business on April 6, 1998 are entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof. A list of stockholders entitled to vote at the Annual Meeting will be available at the Annual Meeting for examination by any stockholder.

      WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, IT IS REQUESTED THAT THE ENCLOSED FORM OF PROXY BE PROPERLY EXECUTED AND PROMPTLY RETURNED TO THE COMPANY IN THE ENCLOSED ADDRESSED AND STAMPED ENVELOPE. You may revoke the proxy at any time before the proxy is exercised by delivering written notice of revocation to the Secretary of the Company, by delivering a subsequently dated proxy or by attending the Annual Meeting and withdrawing the proxy.


                                    By Order of the Board of Directors,


                                    /s/ JAMES P. HOBT

                                    James P. Hobt
                                    SECRETARY


Atlanta, Georgia
April 28, 1998

                       ADVANCED TECHNICAL PRODUCTS, INC.
                        ------------------------------

                                PROXY STATEMENT

                        ------------------------------

                                      FOR
                      1998 ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 14, 1998
                        ------------------------------

                              GENERAL INFORMATION

   This Proxy Statement is furnished to stockholders of Advanced Technical Products, Inc., a Delaware corporation ("ATP" or the "Company"), in connection with the solicitation of proxies to be used at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held on Thursday, May 14, 1998 beginning at 2:00 p.m. local time at the Swissotel, located at 3391 Peachtree Road, Atlanta, Georgia 30326, or at any adjournment or postponement thereof. Only holders of ATP common stock, $0.01 par value per share (the "Common Stock"), of record at the close of business on April 6, 1998 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, there were 5,220,495 shares of Common Stock outstanding and entitled to vote. Each share of Common Stock is entitled to one vote on each matter properly brought before the Annual Meeting.

   The accompanying proxy is being solicited by the Board of Directors of the Company (the "Board"). The cost of soliciting your proxy will be borne entirely by the Company and no other person or persons will bear such costs either directly or indirectly. In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegram by directors and regular officers and employees of the Company.

   This Proxy Statement and the enclosed proxy form are first being sent to stockholders of the Company on or about April 28, 1998.

VOTING OF PROXIES

   Proxies in the form enclosed will be voted at the meeting if properly executed, returned to the Company before the Annual Meeting and not revoked. When stockholders have appropriately specified how their proxies should be voted, the proxies will be voted accordingly. Unless the stockholder otherwise specifies therein, the accompanying proxy will be voted (i) FOR the election as directors of the nominees listed under "Election of Directors," and (ii) at the discretion of the proxy holders, either FOR or AGAINST any other matter or business that may properly come before the meeting. The Board of Directors does not know of any such other matter or business.

   Any proxy received by the Company may be subsequently revoked at any time before it is actually voted. Proxies may be revoked by any of the following actions: (i) filing a written notice of revocation bearing a date later than the proxy with the Secretary of the Company at or before the Annual Meeting, but in any event prior to the vote on the matter as to which revocation is sought; (ii) duly executing and submitting, prior to the Annual Meeting, a subsequent proxy relating to the Annual Meeting; or (iii) voting in person at the Annual Meeting (although attendance at the Annual Meeting will not, in and of itself, constitute a revocation of a proxy). Any written notice revoking a proxy should be sent to the Secretary of the Company at the Company's executive offices, 3353 Peachtree Road, Suite 920, Atlanta, Georgia 30326

VOTES REQUIRED

   In accordance with the Bylaws of the Company, the presence in person or by proxy of the holders of a majority of the issued and outstanding shares of Common Stock is necessary to constitute a quorum at the Annual Meeting. In accordance with Delaware law and the Bylaws of the Company, a plurality of the votes cast at a meeting at which there exists a quorum is required for the election of directors. Accordingly, the three director nominees receiving the most votes will be elected at the Annual Meeting. If any other matter should be presented at the Annual Meeting upon which a vote may be taken, it is intended that shares of Common Stock represented by Proxies in the accompanying form will be voted with respect thereto in accordance with the judgment of the person or persons voting such shares. James S. Carter and Garrett L. Dominy, or either of them, each with full power of substitution, have been designated as proxies to vote the shares of Common Stock solicited hereby. Under Delaware law, there are no rights of appraisal or similar rights of dissenters with respect to the matters under consideration at this Annual Meeting.

   A broker non-vote occurs when a nominee holding shares of Common Stock for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to the particular item under consideration and has not received instructions from the beneficial owner. Under Delaware laws, abstaining votes (votes withheld by stockholders who are present and entitled to vote) and broker non-votes are deemed to be present for purposes of determining whether a quorum is present at a meeting. However, abstentions and broker non-votes will not be included in the tabulation of the voting results with respect to the election of directors and therefore will not have any effect on such vote. With respect to any other matter properly brought before the Annual Meeting, abstentions and broker non-votes are not deemed to be votes duly cast, but abstaining votes are deemed to be entitled to vote while broker non-votes are not deemed to be entitled to vote.


                             ELECTION OF DIRECTORS

   The Restated Certificate of Incorporation authorizes the Board to fix the number of directors from time to time. The number of directors is currently established at eight. The Restated Certificate of Incorporation also provides for three classes of directors, designated Class I, Class II and Class III, each currently having three-year terms of office. Each class of directors is to consist of, as nearly as possible, one-third of the total number of directors constituting the entire Board. Except for directors elected to fill vacancies on the Board (whether created by death, resignation, removal or expansion of the Board), the directors of each class will be elected for a term of three years and until their successors have been elected and qualified. At the Annual Meeting, three Class I directors, Mr. Alan W. Baldwin, Mr. Robert C. Sigrist and Mr. Lawrence E. Wesneski, have been nominated for election to the Board to serve for a three-year term.

   If the enclosed proxy is signed and returned, it will be voted FOR the election of Messrs. Baldwin, Sigrist and Wesneski as Class I directors to serve until the 2001 Annual Meeting of Stockholders or until their successors have been duly elected and qualified, unless contrary directions are given therein. However, should any nominee become unavailable or prove unable to serve for any reason, the proxy will be voted for the election of such other person as the Board may select to replace such nominee, unless the Board instead fixes the number of directors at less than eight. The Board has no reason to believe that the nominees will not be available or prove unable to serve.

   The following table sets forth certain information concerning each Class I director nominee and the continuing Class II and Class III directors. Each of the director nominees and continuing directors were designated as directors of the Company effective October 31, 1997 in connection with the consummation of the merger (the "Merger") of TPG Holdings, Inc. ("TPG") and Lunn Industries, Inc. ("Lunn") under the name "Advanced Technical Products, Inc." The age of each director nominee and continuing director, his positions and offices with the Company, the year in which he first became a director of the Company, his business experience during the past five years or more, and the other directorships he holds are shown below. Similar information is provided concerning executive officers who are neither directors nor nominees for election as directors.

CLASS I NOMINEES TO SERVE UNTIL THE ANNUAL MEETING TO BE HELD IN 2001

   ALAN W. BALDWIN, 61. Mr. Baldwin is a member of the Audit Committee. Mr. Baldwin is currently the President and Chief Executive Officer of Batteries Batteries, Inc. From March 1994 through October 31, 1997, Mr. Baldwin served as the Chairman of the Board and Chief Executive Officer of Lunn. Mr. Baldwin was Vice President of Lunn from December 1993 to March 1994 and was an independent consultant from 1991 to March 1994. Mr. Baldwin served as a director of Lunn since 1993.

   ROBERT C. SIGRIST, 65. Mr. Sigrist is a member of the Nominating Committee. Mr. Sigrist served as a director of TPG from August 1995 until October 1997. Prior to that time, Mr. Sigrist served as the President of the Brunswick Technical Group of Brunswick Corporation for seven years.

   LAWRENCE E. WESNESKI, 50. Mr. Wesneski is a member of the Audit Committee and Nominating Committee. Mr. Wesneski has been President and Chief Executive Officer of Hoak Breedlove Wesneski & Co. since August 1996. Mr. Wesneski has been engaged in the investment banking industry for approximately 21 years. Prior to the formation of Hoak Breedlove Wesneski & Co., Mr. Wesneski was president and managing director of Breedlove Wesneski & Co. for ten years. Mr. Wesneski was formerly head of the Southwest Corporate Finance Department of Bear Stearns & Co., Inc., a Managing Director of Corporate Finance at Eppler, Guerin & Turner, Inc., and a member of the Corporate Finance Department at Dean Witter Reynolds, Inc. Mr. Wesneski is a director of STB Systems, Inc. and TSC Communications Corp. Mr. Wesneski served as a director of TPG from its inception in 1995 until the Merger.

CLASS II CONTINUING DIRECTORS - TERMS EXPIRING 1999

   GARRETT L. DOMINY, 52. Mr. Dominy has been Executive Vice President, Chief Financial Officer, Assistant Secretary and Treasurer of the Company since October 1997. Mr. Dominy served as the Chief Financial Officer, Executive Vice President, Secretary and Treasurer of TPG from June 1995 until the Merger. Prior to that time, Mr. Dominy was an audit partner of Arthur Andersen Worldwide. Mr. Dominy is a Certified Public Accountant.

   SAM P. DOUGLASS, 65. Mr. Douglass is a member of the Compensation Committee. Mr. Douglass served as a director of TPG from its inception in 1995 until the Merger. Mr. Douglass has been Chairman of the Board and Chief Executive Officer of Equus Capital Corporation, the managing general partner of Equus Equity Appreciation Fund L.P., since its formation in September 1983. Mr. Douglass has also been Chairman of the Board and Chief Executive Officer of Equus II Incorporated, an investment company that trades as a closed-end fund on the American Stock Exchange, and Equus Capital Management Corporation, since their formation in 1983. Since 1978, Mr. Douglass has served as Chairman and Chief Executive Officer of Equus Corporation International, a privately owned corporation engaged in a variety of investment activities.

CLASS III CONTINUING DIRECTORS - TERMS EXPIRING 2000

   JAMES S. CARTER, 62. Mr. Carter is the Chairman of the Board, President and Chief Executive Officer of the Company. Mr. Carter, served as the President and Chief Executive Officer and as a director of TPG from its inception in 1995 until the Merger. Mr. Carter served as an industry consultant from 1993 to 1995 and Vice President and General Manager of the Composite Structures Division of Alcoa Composites, Inc.

from 1989 to 1993. Prior to joining Alcoa Composites, Inc., Mr. Carter was director of Composites with Northrop Corporation for the B-2 Aircraft Group from 1980 to 1989. Mr. Carter began his career in the aerospace industry with the Brunswick Technical Group of Brunswick Corporation in 1956.

   GARY L. FORBES, 54. Mr. Forbes is a member of the Audit Committee and the Compensation Committee. Mr. Forbes served as a director of TPG from its inception in 1995 until the Merger. Mr. Forbes has been a Vice President of Equus Capital Corporation, the managing general partner of Equus Equity Appreciation Fund L.P. since November 1991. He has been a Vice President of Equus II Incorporated and Equus Capital Management Corporation since December 1991. Mr. Forbes is a director of Consolidated Graphics, Inc. (a NYSE consolidator of commercial printing companies), Drypers Corporation (a Nasdaq National Market manufacturer of disposable diapers), and NCI Building Systems, Inc. (a Nasdaq National Market consolidator of pre-engineered metal building manufacturers).

   JOHN M. SIMON, 55. Mr. Simon is a member of the Compensation Committee. Mr. Simon has been Managing Director of Allen & Company Incorporated for more than five years. Mr. Simon is a director of Immune Response Corporation, Neurogen Corporation and Batteries Batteries, Inc., all of which are Nasdaq National Market companies. Mr. Simon was originally elected a director of Lunn in 1993.

EXECUTIVE OFFICERS

   H. DWIGHT BYRD, 60. Mr. Byrd has been a Vice President of ATP and President of the Marion Composites Division since the Merger. From April 1995 until the Merger, Mr. Byrd served as a Vice President of TPG and President of the Marion Composites Division. During the period from April 1992 to April 1995, Mr. Byrd served as General Manager of Brunswick Corporation's Marion, Virginia division. During 1991 to April 1992, Mr. Byrd served as Director of Manufacturing for Brunswick's Mercury Marine Division in Stillwater, Oklahoma.

   JAMES G. FULLER, 59. Mr. Fuller has been a Vice President of ATP and President of Lincoln Composites Division since the Merger. From April 1995 until the Merger, Mr. Fuller served as a Vice President of TPG and President of the Lincoln Composites Division. Mr. Fuller was formerly with Brunswick Corporation, where he served as the General Manager of Brunswick's operations in Lincoln, Nebraska and Camden, Arkansas for over five years.

   EDWARD KILEY, 47. Mr. Kiley has been President and General Manager of Alcore, a wholly owned subsidiary of the Company, since May 1996. Mr. Kiley was Vice President and General Manager of Alcore from October 1993 to May 1996. Mr. Kiley was Vice President and General Manager of Lunn from January 1993 through October 1993. Prior to December 1992, Mr. Kiley was Director of Sales and Marketing of Hexcel Corporation.

   HENRY R. LATTANZI, 56. Mr. Lattanzi has been Vice President of ATP and President of The Intellitec Division since the Merger. From April 1995 until the Merger, Mr. Lattanzi served as a Vice President of TPG and President of the Intellitec Division. Mr. Lattanzi served as Vice President of Brunswick Technical Group of Brunswick Corporation and General Manager of its Deland, Florida operations for the prior ten years.

   MICHAEL KOHLER, 33. Mr. Kohler has been Vice President of ATP and President of Lunn Industries since the Merger. From 1994 to 1997, Mr. Kohler served as Director of Engineering for Lunn and, for over three years prior to 1994, served as a quality assurance manager and quality engineer for Lunn.

MEETINGS OF THE BOARD

   The Board of Directors of the Company met seven times in 1997 prior to the Merger and the average attendance at the aggregate number of Board and committee meetings during such time was 95%. The Board of Directors of the Company met two times in 1997 after the Merger, and the average attendance at the aggregate number of Board and committee meetings of the Company during such time was 100%. No Director attended fewer than 89% of the aggregate number of meetings of the Board of Directors and the committees on which he or she served held during the period for which he or she was a Director.

COMMITTEES OF THE BOARD

   The Audit Committee, which is composed entirely of Directors who are not officers or employees of the Company, reviews the Company's accounting functions, operations and management and the adequacy and effectiveness of the internal controls and internal auditing methods and procedures of the Company. The Audit Committee recommends to the Board the appointment of the independent public accountants for the Company. In connection with its duties, the Audit Committee periodically meets privately with the independent public accountants. The Audit Committee met once in 1997.

   The Compensation Committee, which is composed entirely of Directors who are not officers or employees of the Company, reviews and acts with respect to pension, compensation and other employee benefit plans, approves the salary and compensation of officers of the Company other than the five most highly compensated officers and makes recommendations to the Board of Directors concerning the salary and compensation of the Chairman of the Board, President and Chief Executive Officer and any other officer who is or would be among the five highest paid officers of the Company. The Compensation Committee met once in 1997 prior to the Merger and once following the Merger.

   The Nominating Committee advises and makes recommendations to the Board of Directors on all matters concerning Board procedures and directorship practices. The Nominating Committee reviews and makes recommendations to the full Board concerning the qualifications and selection of candidates as nominees for election as Directors. In recommending candidates, this committee seeks individuals who possess broad training and experience in business, finance, law, government, technology, education or administration and considers factors such as personal attributes, geographic location and special expertise complementary to the background and experience of the Board as a whole. The Nominating Committee was formed on November 6, 1997 and did not meet in 1997.

   The committee memberships of each nominee and continuing Director are set forth in his or her biographical information above.

COMPENSATION OF DIRECTORS

   Directors who are not employees of the Company receive $20,000 annually. Additionally, non-employee directors who have not previously served on the Board receive a grant under the Advanced Technical Products, Inc. Non-Employee Director Stock Option Plan (the "Non-Employee Director Plan") of options to purchase 7,500 shares of Common Stock upon commencement of their term, and continuing non-employee directors receive a grant under the Non-Employee Director Plan of options to purchase 1,000 shares of Common Stock immediately following each annual meeting of the stockholders.

SECURITY OWNERSHIP OF OFFICERS AND DIRECTORS

   The record date for stockholders entitled to notice of, and to vote at, the Annual Meeting is April 6, 1998. At the close of business on that date, the Company had 5,220,495 shares of Common Stock issued and outstanding and entitled to vote at the Annual Meeting.

   The following table sets forth, as of April 20, 1998, the number of shares of Common Stock and the 8% Cumulative Redeemable Preferred Stock, par value $1.00 per share, of the Company (the "Preferred Stock") beneficially owned by (1) each person or group known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (2) each director and each nominee for director, (3) the Company's Chief Executive Officer and each of the Company's four other most highly compensated executive officers, and (4) all directors and executive officers as a group. Except as otherwise indicated, each of the persons or groups named below has sole voting power and investment power with respect to such Common Stock and Preferred Stock.

                                              COMMON STOCK         PREFERRED STOCK
                                           -------------------   -------------------
 NAME OF BENEFICIAL OWNER OR GROUP          SHARES    PERCENT     SHARES    PERCENT
 ---------------------------------          ------    -------     ------    -------
Equus Equity Appreciation Fund L.P.(1)..   2,484,612   47.59%    913,043       91.30%
Alan W. Baldwin(2)......................      52,500    1.00%          0        0.00%
H. Dwight Byrd..........................     197,191    3.78%          0        0.00%
James S. Carter.........................     295,787    5.67%          0        0.00%
Garrett L. Dominy.......................     157,753    3.02%          0        0.00%
Sam P. Douglass(1)(3)(4)................       2,500    0.05%          0        0.00%
Gary L. Forbes(1)(3)(4).................       2,500    0.05%          0        0.00%
Edward Kiley (5)........................      30,000    0.57%          0        0.00%
Henry R. Lattanzi(6)....................     197,191    3.78%          0        0.00%
Robert C. Sigrist(3)....................      61,657    1.18%     21,739        2.17%
John M. Simon(7)........................       2,000    0.04%          0        0.00%
Lawrence E. Wesneski(8).................      61,657    1.18%     15,946        1.59%
All directors and executive officers
a group (13 persons)(1)(4)(9)...........   1,265,927   23.82%     37,685        3.77%
---------------

(1) Sam P. Douglass is a general partner of Equus Equity Appreciation Fund L.P. ("Equus") and Gary L. Forbes is a Vice President of the managing general partner of Equus, Equus Capital Corporation. Accordingly, each may be deemed to own all of the 2,484,612 shares of Common Stock and 913,043 shares of Preferred Stock owned by Equus. Messrs. Douglass and Forbes each disclaim beneficial ownership of such shares.
(2) Includes 50,000 shares of Common Stock which may be acquired within 60 days of April 20, 1998 pursuant to options granted by Lunn, as well as 2,500 shares of Common Stock which may be acquired within 60 days of April 20, 1998 pursuant to the exercise of options granted under the Non-Employee Director Plan.
(3) Includes 2,500 shares of Common Stock which may be acquired within 60 days of April 20, 1998 pursuant to the exercise of options granted under the Non-Employee Director Plan.
(4) Does not include 2,484,612 shares of Common Stock and 913,043 shares of Preferred Stock owned beneficially and of record by Equus.
(5) Includes 22,500 shares of Common Stock which may be acquired within 60 days of April 20, 1998 pursuant to the exercise of options issued by Lunn.
(6) Shares held by Henry R. and Justine D. Lattanzi, Trustee for the Henry R. and Justine D. Lattanzi Trust.
(7) Includes 2,000 shares of Common Stock which may be acquired within 60 days of April 20, 1998 pursuant to the exercise of options granted under the Non-Employee Director Plan.
(8) Includes 43,382 shares of Common Stock held directly by Mr. Wesneski through a SEPIRA. Such amount does not include 98,595 shares held by Hoak Breedlove Wesneski & Co., which Mr. Wesneski may be deemed to own as a result of his position as President and Chief Executive Officer of such corporation. Mr. Wesneski disclaims beneficial ownership of such shares.
(9) Includes 95,000 shares of Common Stock which may be acquired within 60 days of April 20, 1998 pursuant to the exercise of options.

                            EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

      The following table sets forth certain information regarding compensation paid to the Company's Chairman of the Board, President and Chief Executive Officer and each of the Company's four other most highly compensated executive officers (collectively, the "Named Executive Officers"), with respect to each of the Company's last three fiscal years, based on salary and bonus earned during each year.

                                                      ANNUAL COMPENSATION             LONG-TERM COMPENSATION
                                              ----------------------------------  ------------------------------
                                                                                             SECURITIES
                                                                          OTHER                UNDER-
                                                                         ANNUAL   RESTRICTED    LYING               ALL OTHER
                                                                         COMPEN-    STOCK     OPTIONS/    LTIP      COMPEN-
                                                 SALARY       BONUS      SATION    AWARD(S)     SARS    PAYMENTS    SATION
                NAME                   YEAR        ($)         ($)         ($)       ($)       (#)(3)      ($)      ($) (2)
------------------------------------------------------------------------------------------------------------------------------
JAMES S. CARTER                        1997   $ 246,400   $       0   $       0                41,500            $  19,466
    CHAIRMAN, PRESIDENT AND            1996   $ 226,884   $ 106,638   $       0                     0            $  62,982
    CHIEF EXECUTIVE OFFICER            1995   $ 147,948   $       0   $       0                     0            $   2,664


ALAN W. BALDWIN/CHAIRMAN               1997   $ 129,816   $       0   $   7,500                 7,500            $ 427,442
    AND CHIEF EXECUTIVE OFFICER OF     1996   $ 150,000   $  75,000   $       0                20,000            $   7,154
    LUNN (1)                           1995   $ 150,000   $  40,000   $       0                10,000            $       0


GARRETT L. DOMINY                      1997   $ 193,259   $       0   $       0                37,000            $   2,302
    EXECUTIVE VICE PRESIDENT AND       1996   $ 170,673   $  79,279   $       0                     0            $  51,962
    CHIEF FINANCIAL OFFICER            1995   $  98,109   $       0   $       0                     0            $     840


H. DWIGHT BYRD                         1997   $ 163,427   $       0   $   1,926                10,000            $   2,851
    VICE PRESIDENT                     1996   $ 145,558   $  69,778   $       0                     0            $   3,906
                                       1995   $  91,970   $   9,380   $       0                     0            $   1,628


EDWARD KILEY                           1997   $ 127,412   $  62,750   $   6,000                22,500            $   2,405
    VICE PRESIDENT                     1996   $ 111,784   $  37,500   $  36,437                     0            $   1,054
                                       1995   $  98,389   $  25,000   $   7,500                     0            $       0

HENRY R. LATTANZI                      1997   $ 175,156   $       0   $   2,184                     0            $   2,300
    VICE PRESIDENT                     1996   $ 163,172   $  81,660   $       0                     0            $   4,578
                                       1995   $ 105,522   $  10,385   $       0                     0            $   2,127

-------------------

   (1)Mr. Baldwin served as Chairman and Chief Executive Officer of Lunn through October 31, 1997, at which time his employment with the company terminated.

   (2)"All other compensation" for 1997 for the Named Executive Officers is comprised of the following: (a) company contributions to retirement savings plans for Messrs. Carter ($950), Baldwin ($1,971), Dominy ($950), Lattanzi ($950), Byrd ($950) and Kiley ($1,803); (b) $420,000 of severance benefits to mr. Baldwin; (c) the taxable amount of life insurance premiums paid by the company for Messrs. Carter ($2,925), Baldwin ($5,471), Dominy ($912), Lattanzi ($1,350), Byrd ($1,901) and Kiley ($602); and (d) reimbursement of federal and state income taxes paid in connection with relocation expenses for Messrs. Carter ($15,591) and Dominy ($440).

   (3)All of the options were granted under the Advanced Technical Products, Inc. 1997 Stock Option Plan, except the options to acquire 7,500 shares of common stock granted to Alan W. Baldwin, which were granted under the Non-Employee Plan.

OPTION GRANTS DURING 1997 FISCAL YEAR

   The following table sets forth the options granted during 1997 to the Named Executive Officers pursuant to the Advanced Technical Products, Inc. 1997 Stock Option Plan. The Company did not grant any stock appreciation rights during 1997.

                                                                                   POTENTIAL REALIZABLE
                                                                                     VALUE AT ASSUMED
                                                                                     ANNUAL RATES OF
                                                                                 STOCK PRICE APPRECIATION
                              INDIVIDUAL GRANTS                                      FOR OPTION TERM
---------------------------------------------------------------------------------------------------------
                                         PERCENT OF
                                           TOTAL
                          NUMBER OF       OPTIONS/
                          SECURITIES        SARS         EXERCISE
                          UNDERLYING      GRANTED           OF
                         OPTION/SARS    TO EMPLOYEES    BASE PRICE   EXPIRATION
       NAME              GRANTED (#)   IN FISCAL YEAR     ($/SH)        DATE        5% ($)     10% ($)
-------------------------------------------------------------------------------------------------------
JAMES S. CARTER.......       41,500         19.39%     $  15.00       11-6-07   $ 391,345    $ 992,099
H. DWIGHT BYRD........       10,000          4.67%     $  15.00       11-6-07   $  94,300    $ 239,060
GARRETT L. DOMINY.....       37,000         17.29%     $  15.00       11-6-07   $ 348,910    $ 884,522
EDWARD KILEY..........        2,500          1.17%     $  15.00       11-6-07   $  23,575    $  59,765
EDWARD KILEY..........       20,000          9.35%     $   8.13       02-5-02   $  44,900    $  99,200

OPTION EXERCISES DURING 1997 FISCAL YEAR AND FISCAL YEAR END OPTION VALUES

   The following table sets forth the aggregate dollar value of in-the-money, unexercised options held at the end of 1997 by the Named Executive Officers. There were no stock options exercised during 1997 by any of the Named Executive Officers.

                                                       NUMBER OF SECURITIES
                                                      UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED IN-
                                                      OPTIONS/SARS AT FISCAL          THE-MONEY OPTIONS/SARS
                             SHARES      VALUE             YEAR-END (#)               AT FISCAL YEAR-END ($)
                          ACQUIRED ON   REALIZED   ------------------------------------------------------------
             NAME         EXERCISE (#)    ($)      EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
---------------------------------------------------------------------------------------------------------------
JAMES S. CARTER.........            0        0            0          41,500      $        0         $     0
ALAN W. BALDWIN.........            0        0       50,000           7,500      $  305,000         $     0
H. DWIGHT BYRD..........            0        0            0          10,000      $        0         $     0
GARRETT L. DOMINY.......            0        0            0          37,000      $        0         $     0
EDWARD KILEY............            0        0       22,500           2,500      $  123,125         $     0

EMPLOYMENT AGREEMENTS

   The Company has entered into three-year employment agreements with each of James S. Carter and Garrett L. Dominy. Pursuant to the employment agreements, Mr. Carter will serve as Chairman of the Board, President and Chief Executive Officer of the Company and Mr. Dominy will serve as an Executive Vice President and Chief Financial Officer of the Company. The employment agreements provide for base salaries of $265,000 and $215,000 for Mr. Carter and Mr. Dominy, respectively, subject to annual increases based, at a minimum, on the consumer price index for the previous year. Mr. Carter and Mr. Dominy are also entitled to receive, subject to the discretion of the Board, annual bonuses of up to 75% of their then annual base salary. The employment agreements are terminable by the Company with or without cause; provided that if the Company terminates the employment of Mr. Carter or Mr. Dominy without cause, such executive will be entitled to continue to receive his base salary and incentive bonus for specified periods. The employment agreements also provide that if there is a "change in control" of the Company or a constructive termination of the executive without cause, then the executives are entitled to a lump-sum payment of a specified amount within 60 days of the effective date of termination. Following any termination of Mr. Carter's or Mr. Dominy's employment for cause or upon such employee's breach of the terms of his employment agreement, it is expected that such executive will be subject to non-disclosure and non-competition covenants for up to two years.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

   The Compensation Committee of the Board of Directors is responsible for determining executive compensation. The Compensation Committee is currently comprised of three non-employee directors, Mr. Douglass, Mr. Forbes and Mr. Simon.

REPORT OF THE COMPENSATION COMMITTEE

   The Compensation Committee of the Board of Directors (the "Committee"), which consists of three independent outside directors, reviews and approves the Company's total compensation philosophy and programs covering executive officers and key management employees. The Committee reviews the performance levels of executive officers and determines the annual base salaries and incentive awards to be paid.

   The Company's executive compensation program is designed to help the Company attract, motivate and retain the executive resources that the Company needs in order to maximize its return to stockholders.
Specifically, the goals of the Company's compensation program are to:

   1. Align executive compensation with the interests of the stockholders;

   2. Provide compensation packages that are consistent with competitive market norms for companies similar in size, activity and complexity to the Company;

   3. Link pay to Company, operating group and individual performance; and

   4. Achieve a balance between incentives for short-term and long-term performance.

   The principal elements of compensation provided to executive and other officers of the Company historically have consisted of a base salary, annual incentives and stock option grants. The Committee estimates an executive's level of total compensation based on information drawn from a variety of sources, including proxy statements, special surveys and compensation consultants. Total compensation is targeted to be competitive at the median level of a peer group of comparable companies.

   BASE SALARY. Salaries for executive officers are determined by the Committee annually, based on review of each executive's level of responsibility, experience, expertise and sustained corporate, business unit and individual performance. The Committee exercises its judgment based upon the above criteria and does not apply a specific formula or assign a weight to each factor considered.

   ANNUAL INCENTIVE COMPENSATION. Annual incentive awards are designed to focus management's attention on the performance of the Company, particularly in the short-term. At the beginning of each year, the Board of Directors establishes performance goals of the Company for that year, which may include target increases in sales, net income and earnings per share, as well as more subjective goals. Incentive awards are based upon the achievement of one or more of these goals.

   STOCK OPTION PROGRAM. Each executive officer is eligible to receive a grant of stock options with an exercise price equal to the fair market value of the stock on the grant date. Stock options are designed to focus executives on the long-term performance of the Company by enabling executives to share in any increases in value of the Company's stock. Accordingly, the Committee believes that the grant of stock options is a significant method of aligning management's long-term interests with those of the stockholders of the Company.

   CHIEF EXECUTIVE OFFICER COMPENSATION. Mr. Carter, the Chairman of the Board, President and Chief Executive Officer of the Company, is entitled to receive a minimum annual salary of $265,000 pursuant to his employment agreement with the Company. Subject to this minimum, Mr. Carter's base salary rate may be adjusted at the discretion of the Board of Directors based upon such factors as the Board of Directors deems appropriate. Mr. Carter's base salary for fiscal 1997 was $246,400. Additionally, Mr. Carter was awarded 41,500 stock options during 1997. The Committee believes that Mr. Carter's total compensation is near the median for the chief executive officers of the Company's peer group.

   This report is submitted by the members of the Compensation Committee.

                              SAM P. DOUGLASS
                              GARY L. FORBES
                              JOHN M. SIMON

STOCK PERFORMANCE CHART

   Set forth below is a graph comparing the cumulative total returns (assuming an investment of $100 on December 31, 1992 and reinvestment of dividends) of the Company, the Standard and Poor's 500 Composite Stock Index (the "S&P 500 Index") and the Aerospace/Defense 500 Index (the "Aero/Def 500 Index"). The value of the investment in the Company for the period reflected is based on the market price of the stock of Lunn restated for the 10-to-1 reverse stock split effected by the Merger.

                    Dec. 31, 1992  Dec. 31, 1993  Dec. 31, 1994  Dec. 31, 1995  Dec. 31, 1996  Dec. 31, 1997
------------------------------------------------------------------------------------------------------------
ATP                      100.00          45.45          11.36          17.04          17.04          24.09
S&P 500 Index            100.00         110.03         111.53         153.30         188.40         251.17
Aero/Def 500 Index       100.00         129.97         140.57         232.34         310.56         319.52

                            SECTION 16 REQUIREMENTS

   Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (the "SEC") and the Nasdaq Stock Market. Such persons are required by the SEC to furnish the Company with copies of all Section 16(a) forms they file.

   Based solely on its review of the copies of such forms received by it with respect to fiscal 1997, or written representations from certain reporting persons, the Company believes that all filing requirements applicable to its directors, officers and persons who own more than 10% of a registered class of the Company's equity securities have been complied with, except as follows: Mr. Baldwin reported a transaction on a Form 5 filed on February 13, 1998 that should have been reported on a Form 4 due on July 10,1997, Mr. Kiley reported a transaction on a Form 5 filed on February 17, 1998 that should have been reported on a Form 3 due on November 10, 1997, and Mr. Kohler reported a transaction on a Form 5 filed February 17,1998 that should of been reported on a Form 3 due on November 10, 1997.


                    RELATIONSHIP WITH INDEPENDENT AUDITORS

   KPMG Peat Marwick LLP served as the independent auditors of the Company for the fiscal year ended December 31, 1997 and has been selected to serve as the independent auditor of the Company for the 1998 calendar year. A representative of KPMG Peat Marwick LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement. The representative will be available to answer appropriate stockholder questions.


                            STOCKHOLDERS' PROPOSALS

   Stockholders must submit their proposals to the Secretary of the Company, 3353 Peachtree Road, Suite 920, Atlanta, Georgia 30326, on or before December 28, 1998 to be considered for inclusion in the Company's 1999 proxy material.


                                 MISCELLANEOUS

   The Board of Directors knows of no business other than that set forth above to be transacted at the Annual Meeting. If other matters requiring a vote of the stockholders arise, the persons designated as proxies will vote the shares of Common Stock represented by the proxies in accordance with their judgment on such matters.

   The information contained in the Proxy Statement relating to the occupations and security holdings of the directors and officers of the Company and their transactions with the Company is based upon information received from the individual directors and officers. All information relating to any beneficial owner of more than 5% of the Common Stock is based upon information contained in reports filed by such owner with the SEC.

                    ANNUAL REPORT AND FINANCIAL INFORMATION

   A copy of the Company's 1997 Annual Report to Stockholders, which includes a copy of the Company's annual report on Form 10-K for the year ended December 31, 1997, accompanies this Proxy Statement.

   Nothing contained in the Annual Report to Stockholders is to be regarded as proxy soliciting material or as a communication by means of which a solicitation of proxies is to be made.

                                    By Order of the Board of Directors

                                    /s/ JAMES P. HOBT
                                    James P. Hobt,
                                    Secretary

Atlanta, Georgia
April 28, 1998

                      ADVANCED TECHNICAL PRODUCTS, INC.
                        3353 PEACHTREE ROAD, SUITE 920
                            ATLANTA, GEORGIA 30326
                                (404) 231-7272

            PROXY FOR ANNUAL MEETING OF STOCKHOLDERS MAY 14, 1998

The undersigned hereby appoints James S. Carter and Garrett L. Dominy, and each of them, with full power of substitution, proxies to vote in respect of the undersigned's shares of common stock of Advanced Technical Products, Inc., held of record by the undersigned at the close of business on April 6, 1998, at the Annual Meeting of Stockholders to be held on May 14, 1998 at 2:00 p.m., local time, at the Swissotel, 3391 Peachtree Road, Atlanta, Georgia 30326, and at any adjournment thereof, on the item of business set forth on the reverse side and on such other business as may properly come before the meeting.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. IF THE UNDERSIGNED FAILS TO SPECIFY HOW THE PROXY IS TO BE VOTED, IT WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS SPECIFIED ON THE REVERSE SIDE.

                        (TO BE SIGNED ON REVERSE SIDE)

                               SEE REVERSE SIDE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING MATTERS:

1. To elect three Class I directors to serve until the 2001 Annual Meeting.

    FOR all nominees               WITHHOLD              Nominees:  Alan W. Baldwin, Robert C. Sigrist, and
   listed to the right            AUTHORITY              Lawrence E. Wesneski
    (except as marked      to vote for all nominees
     to the contrary)         listed to the right
                                                         (Instruction: To withhold authority to vote for any
          [ ]                        [ ]                 individual nominee, write that nominee's name on
                                                         the space provded below.)

                                                         ---------------------------------------------------

2. To transact such other business as may properly come before the meeting or any adjournment of the meeting.



SIGNATURE: ______________________________________ SIGNATURE: _________________________________DATE:___________
NOTE: (PLEASE SIGN YOUR NAME EXACTLY AS IT APPEARS ON THE PROXY.  WHEN SIGNING AS ATTORNEY, AGENT, EXECUTOR, ADMINISTRATOR,
TRUSTEE, GUARDIAN OR CORPORATE OFFICER, PLEASE GIVE FULL TITLE AS SUCH.  EACH JOINT OWNER SHOULD SIGN THE PROXY.)